Exhibit 99.1

ENTROPIC COMMUNICATIONS REPORTS THIRD QUARTER RESULTS

Conference Call to be Webcast Today at 2:00 p.m. Pacific Time

SAN DIEGO, October 26, 2009 — Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon and software solutions to enable connected home entertainment, today reported its third quarter results for the period ended September 30, 2009. Entropic reported third quarter net revenues of $31.0 million, an increase of 19 percent compared with $26.1 million in the second quarter of 2009 and two percent lower than in the third quarter of 2008.

In accordance with U.S. generally accepted accounting principles (GAAP), the company’s third quarter net loss was $1.2 million, or ($0.02) per share (basic and diluted). This compares with GAAP net loss of $4.3 million, or ($0.06) per share (basic and diluted) in the second quarter of 2009. Non-GAAP net income in the third quarter was $1.4 million, or $0.02 per share (basic and diluted), compared to non-GAAP net loss of $0.7 million, or ($0.01) per share (basic and diluted) in the second quarter of 2009.

“We were pleased to once again see strong quarter-over-quarter revenue growth and a return to non-GAAP profitability,” said Patrick Henry, president and CEO of Entropic Communications. “Our MoCA home networking products are now shipping into new Pay-TV service provider deployments, demand for our satellite products is strong and we are gaining traction with our silicon tuner products. Entropic’s customer base is diversifying and we are well positioned to achieve continued revenue and earnings growth. We are very excited about the opportunities in front of us and believe we have a solid product portfolio and roadmap that substantiate a compelling long-term growth strategy.”

	Three months ended
(In millions, except per share data)	Sept 30, 2009	June 30, 2009	Sept 30, 2008
Net revenues	$31.0	$26.1	$31.7
GAAP net loss	$(1.2)	$(4.3)	$(7.1)
GAAP net loss per share (basic and diluted)	$(0.02)	$(0.06)	$(0.11)

Non-GAAP net income (loss)[1]	$1.4	$(0.7)	$(1.2)
Non-GAAP net income (loss) per share[1]	$0.02	$(0.01)	$(0.02)

1.	Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

-more-

ENTROPIC COMMUNICATIONS REPORTS THIRD QUARTER RESULTS	PAGE 2

Recent Highlights

•

Announced a collaborative relationship with Intellon Corporation to accelerate the availability of home networking solutions combining coaxial cable and powerline communications. Aligning the capabilities of Entropic’s MoCA and Intellon’s HPAV solutions will ensure continued compatibility with tens of millions of devices already deployed by service providers and consumers throughout the world and offer customers a solid pathway to the highly anticipated MoCA 2.0 and HPAV2 standards.

•

Partnered with Intel Digital Home Group to demonstrate the world’s first UPnP QoS 3.0 over MoCA on a set-top box platform during the CableLabs Summer Conference in Denver. Entropic and Intel’s shared vision for ubiquitous connected home entertainment networking showcased how MSOs can enable and deliver on the future convergence of high-bandwidth, personal content applications without compromising the delivery of premium service offerings.

•

Demonstrated a MoCA enabled, high-performance, set-top box reference design in collaboration with NXP Semiconductors for the satellite, cable and IP STB markets at the International Broadcasters Convention (IBC) 2009 in Amsterdam. NXP and Entropic are enabling STB OEMs and service providers to bring complete home networked STB solutions to market faster, with lower development costs and ultra-low power consumption.

•

Combined Entropic’s proven MoCA solution with ViXS Systems’ advanced video processing technology to deliver a cutting-edge, high-performance MoCA-enabled network attached storage (NAS) reference design that enables premium content capture, storage and sharing over a MoCA home network. The MoCA enabled NAS reference design, which was demonstrated at IBC, will serve as a blueprint for top-tier consumer electronic and service provider OEMs to design a high-performance, feature-rich and cost-effective NAS for a high-quality entertainment experience.

•

Announced inclusion of Entropic’s RF4400 ATSC Tuner in EchoStar’s high-definition over-the-air (OTA) module for select HD set-top boxes. The RF4400 is an advanced silicon tuner that provides high performance in a small form factor that will enhance the customer viewing experience for over the air HD reception.

•

Collaborated with Sigma Designs to develop high definition, MoCA-compliant Cable TV and IPTV set-top box reference designs, powered by Entropic’s EN2510 and Sigma Designs’ SMP8654. These reference designs will bring highly competitive, full-featured STB solutions to OEMs and service providers globally.

•

Announced that Inverto’s newest family of Black Unicable Multiswitches will utilize Entropic’s channel stacking switch (CSS) silicon technology for the free to air market. Entropic’s CSS chips are the industry-leading and de facto standard for single-cable solutions that fundamentally change and dramatically simplify direct broadcast satellite (DBS) delivery to the home.

•

Expanded Entropic’s relationship with Cavium Networks and announced support for the ECONA family of processors. Pairing Entropic’s 65 nanometer, third-generation MoCA 1.1 compliant EN2510 single-chip solution with Cavium’s ECONA dual-core ARM-based processor family will enable the development and fast delivery of best-in-class home networking solutions ideally suited for fiber-to-the-home and IPTV service provider deployments.

ENTROPIC COMMUNICATIONS REPORTS THIRD QUARTER RESULTS	PAGE 3

•

Announced collaboration with PMC Sierra for the high-speed access market. By combining PMC’s high-speed 10G EPON and Entropic’s broadband access silicon solution, MSOs will have a cost effective solution to extend the reach of fiber.

•

Expanded the executive team with the addition of William R. Bradford as senior vice president of worldwide sales. Mr. Bradford has more than 20 years of direct sales, sales management, marketing, business development and general management experience in the semiconductor industry. Throughout his career, Mr. Bradford has excelled at building sales organizations and developing channels, alliances and OEM partnerships on a global basis.

•

Recognized as the fastest growing technology company in San Diego and the 5th fastest growing in North America by the Deloitte Technology Fast 500, an annual list of the 500 fastest growing technology, media, telecommunications, life sciences and clean technology companies in the U.S. and Canada, based on percentage fiscal year revenue growth over five years.

For More Information

Entropic management will be holding a conference call today, October 26, 2009, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s results for the third quarter and to provide guidance for the fourth quarter. You may access the conference call via any of the following:

Teleconference:	719-325-2384

Conference ID:	9005064

Web Broadcast:	http://ir.entropic.com/events.cfm

Replay:	719-457-0820

About Entropic Communications

Entropic Communications, Inc. (Nasdaq:ENTR) is a leading fabless semiconductor company that is engineering the future of connected home networking and entertainment by providing next-generation silicon and software technologies to the world’s leading cable, telecommunications and satellite service providers, OEMs and consumer electronic manufacturers. As a co-founder of MoCA (Multimedia over Coax Alliance), Entropic pioneered and continues to evolve the way high-definition television-quality video and other multimedia & digital content such as movies, music, games and photos are brought into and delivered throughout the home. For more information, visit Entropic at www.entropic.com.

ENTROPIC COMMUNICATIONS REPORTS THIRD QUARTER RESULTS	PAGE 4

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: net income (loss) and net income (loss) per share. These non-GAAP financial measures exclude the effects on the Statement of Operations of, among others, all forms of stock-based compensation, non-cash acquired intangibles amortization and impairment charges, and restructuring charges (benefits), and their related affects on the number of diluted shares used in calculating non-GAAP earnings (loss) per share.

Management uses these non-GAAP financial measures to manage the company’s business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the company’s board of directors, (ii) evaluate the company’s operating performance, (iii) compare the company’s performance to internal forecasts, and (iv) manage the company’s business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the company’s operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the company’s ongoing operational performance.

The non-GAAP financial measures disclosed by the company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding our expectations for future revenue and earnings growth, our belief that our product portfolio and roadmap substantiates a compelling long-term growth strategy, and the anticipated benefits from various businesses, collaborations and partnerships, and new executive hires that we have announced. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of customers for a substantial portion of our revenues; risks associated with adverse U.S. and international economic conditions; risks that the market for HD video and other multi-media content delivery and networking solutions will not develop as we expect; risks associated with competing against larger and more established companies and our ability to compete successfully in the market for MoCA-compliant chipsets; risks associated with timely development and introduction of new or enhanced products; risks that our collaborations and partnerships, and our new executive hires, will not yield their anticipated benefits; and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

ENTROPIC COMMUNICATIONS REPORTS THIRD QUARTER RESULTS	PAGE 5

Investor Contact:

Debra Hart

Director, Investor Relations

858.768.3852

debra.hart@entropic.com

Media Contacts:

Angela Edgerton

The Ardell Group

858.792.2941

angela@ardellgroup.com

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ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except for share information and footnote disclosures)

	Three Months Ended			Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$30,958	$26,146	$31,678	$81,227	$116,502
Cost of net revenues	15,332	13,201	17,308	40,437	64,014

Gross profit	15,626	12,945	14,370	40,790	52,488
Operating expenses:
Research and development	10,824	10,102	13,902	34,249	42,892
Sales and marketing	3,345	3,395	3,991	10,377	12,590
General and administrative	2,642	2,712	2,798	8,043	9,862
Write off of in-process research and development	—	—	—	—	1,300
Amortization of purchased intangibles	—	—	713	16	2,022
Restructuring charges (1)	70	979	209	2,173	1,278
Impairment of goodwill and intangible assets (2)	—	—	—	208	—

Total operating expenses	16,881	17,188	21,613	55,066	69,944

Loss from operations	(1,255)	(4,243)	(7,243)	(14,276)	(17,456)
Other income, net	26	30	156	115	149

Loss before income taxes	(1,229)	(4,213)	(7,087)	(14,161)	(17,307)

Income tax provision	9	74	37	100	119

Net loss attributable to common stockholders	$(1,238)	$(4,287)	$(7,124)	$(14,261)	$(17,426)

Net loss per share attributable to common stockholders - basic and diluted	$(0.02)	$(0.06)	$(0.11)	$(0.21)	$(0.26)

Weighted average number of shares used to compute loss per share attributable to common stockholders	70,146	69,424	67,669	69,473	67,378

(1)	During the three months ended September 30, 2009 and June 30, 2009, the Company recorded restructuring charges of $70,000 and $979,000, respectively, related to a restructuring plan implemented in March 2009 to improve its operating cost structure which included a reduction-in-force and the closing of its France location and one of its Israel locations. During the nine months ended September 30, 2009, the total restructuring charges related to the restructuring plan were $2,173,000.

During the three months ended September 30, 2008, the Company recorded restructuring charges of $209,000 related to the implementation of a restructuring plan to improve its operating cost structure which included a reduction-in-force.

During the six months ended June 30 2008, the Company recorded restructuring charges of $1,069,000 related to exiting the lease agreement for the Company’s former headquarters in San Diego, California, as well as related charges for the impairment of property and equipment and other long term assets.

(2)	During the three months ended March 31, 2009, the Company recorded an impairment charge on intangible assets of $208,000. The Company determined that the intangible assets associated with its 2007 acquisition of Arabella Software, Ltd. were fully impaired as the developed technology acquired would no longer be used in the ongoing business operations.

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
	(unaudited)	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34,329	$31,403	$30,602	$30,071
Marketable securities	—	850	849	4,339
Accounts receivable, net	15,648	14,930	17,181	13,915
Inventory	14,067	13,462	14,979	18,693
Prepaid expenses and other current assets	2,625	3,153	3,345	2,785

Total current assets	66,669	63,798	66,956	69,803
Property and equipment, net	11,757	12,154	12,802	13,046
Intangible assets, net	2,028	2,434	2,839	3,469
Other long-term assets	258	278	262	284

Total assets	$80,712	$78,664	$82,859	$86,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,882	$5,350	$6,818	$5,166
Accrued payroll and benefits	3,373	3,088	3,559	3,498
Accrued expenses and other current liabilities	2,652	2,961	3,622	2,707
Deferred revenues	165	184	185	467

Total current liabilities	12,072	11,583	14,184	11,838
Stock repurchase liability	431	512	677	784
Other long-term liabilities	3,052	3,059	3,088	3,231
Stockholders’ equity	65,157	63,510	64,910	70,749

Total liabilities and stockholders’ equity	$80,712	$78,664	$82,859	$86,602

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except for share information and footnote disclosures)

This press release contains the following non-GAAP financial measures: net income (loss) and net income (loss) per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income (loss) and net income (loss) per share exclude the items listed below.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
GAAP net loss attributable to common stockholders	$(1,238)	$(4,287)	$(7,124)	$(14,261)	$(17,426)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	41	45	63	102	173
Research and development	1,006	996	1,834	3,524	5,421
Sales and marketing	354	326	647	1,048	1,881
General and administrative	797	853	914	2,552	2,979

Total stock-based compensation	2,198	2,220	3,458	7,226	10,454
Acquisition-related items:
Amortization of purchased intangible assets:
Cost of net revenues	406	405	1,590	1,217	4,420
Operating expenses	—	—	713	16	2,022
Impairment of goodwill and intangible assets	—	—	—	208	—
Restructuring charges	70	979	209	2,173	1,278
Write off of debt issuance costs	—	—	—	—	476
Retention bonuses	—	—	—	—	698
Write off of in-process research and development	—	—	—	—	1,300

Total of non-GAAP adjustments	2,674	3,604	5,970	10,840	20,648

Non-GAAP net income (loss)	$1,436	$(683)	$(1,154)	$(3,421)	$3,222

GAAP weighted average shares (basic)	70,146	69,424	67,669	69,473	67,378
Non-GAAP adjustment for dilutive shares (a)	4,313	—	—	—	5,834

Non-GAAP weighted average shares (basic and diluted)	74,459	69,424	67,669	69,473	73,212

GAAP net loss per share (basic and diluted)	$(0.02)	$(0.06)	$(0.11)	$(0.21)	$(0.26)
Non-GAAP adjustments detailed above (a)	0.04	0.05	0.09	0.16	0.30

Non-GAAP net income (loss) per share (basic and diluted)	$0.02	$(0.01)	$(0.02)	$(0.05)	$0.04

(a)	Shares included for calculating diluted earnings per share for periods with non-GAAP net income. For the periods shown with a net loss, no shares were included for the diluted earnings per share calculation, as including such shares would be antidilutive.